UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2021

CATCHMARK TIMBER TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36239	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 2650 Atlanta, Georgia 30328
(Address of principal executive offices)
(855) 858-9794
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value Per Share	CTT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).                                Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 21, 2021, CatchMark Timber Trust, Inc. (the “Company”), through a wholly-owned subsidiary, entered into a purchase and sale agreement (the “Purchase Agreement”) with Roseburg Resources Co. (the “Buyer”), which is not affiliated with the Company, to sell 18,063 acres of Oregon timberlands (the “Bandon Property”) to the Buyer.

Pursuant to the Purchase Agreement, the Buyer agreed to pay the Company $100 million in cash (the “Purchase Price”), and to assume certain liabilities relating to the Bandon Property (the “Assumed Liabilities”). The Purchase Price is subject to certain adjustments, including, but not limited to, in certain cases (i) of damage to or destruction of all or a portion of the Bandon Property prior to closing, or (ii) where an action or proceeding is filed or threatened under which any portion of the Bandon Property may be taken pursuant to any law, ordinance or regulation by condemnation or the right of eminent domain. The purchase and sale of the Bandon Property and the assumption of the Assumed Liabilities are referred to as the “Disposition.”

Within five business days of the execution of the Purchase Agreement, the Buyer is required to deposit $5 million with an escrow agent, which amount will be credited against the Purchase Price upon the closing of the Disposition. If the Purchase Agreement is terminated, such amount will be returned to the Buyer except in certain circumstances, including if the Disposition has not closed by August 20, 2021 (the “Closing Date”) as a result of a default by the Buyer in which case such amount will be paid to the Company.

The Purchase Agreement contains customary representations and warranties, covenants and indemnities relating to the Disposition.

The Disposition is expected to close in the third quarter of 2021. Either party may terminate the Purchase Agreement if the Disposition has not been consummated on or before the Closing Date because of a default by the other party, subject to each party’s right to extend the Closing Date in certain circumstances. Closing of the Disposition is subject to customary closing conditions, including the execution and delivery of certain ancillary agreements.

Item 7.01. Regulation FD Disclosure.

On June 22, 2021, the Company issued a press release with respect to its entry into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The attached Exhibit 99.1 is furnished to the Securities and Exchange Commission (the “SEC”) and shall not be deemed “filed” with the SEC for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing filed under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release dated as of June 22, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Forward-looking statements in this Form 8-K include, but are not limited to, statements about the expected closing of the Disposition. Risks and uncertainties that could cause our actual results to differ from these forward-looking statements include, but are not limited to, (i) that the conditions to the closing of the Disposition may not be satisfied or the Disposition may not otherwise close, and (ii) the factors described in Part I, Item 1A. Risk

Factors of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our other filings with the Securities and Exchange Commission. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to update our forward-looking statements, except as required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CATCHMARK TIMBER TRUST, INC.

Date: June 22, 2021	By:	/s/ Lesley H. Solomon
Lesley H. Solomon General Counsel and Secretary